New Dragon Asia Food Limited
("The Company")

WRITTEN RESOLUTION OF THE DIRECTORS OF THE COMPANY PURSUANT TO THE COMPANY'S ARTICLES OF ASSOCIATION

RESOLVED THAT

1. SHARE TRANSFER

the following transfer of share be approved and transferred at total consideration of USD1.00 payable in cash and that the same be registered upon presentation to the Company of the duly signed transfer forms:

Transferor	Transferee	No. of Shares
New Dragon Pacific Holding Limited	Lu Heng Jing	1

2. SHARE CERTIFICATE

upon registration of the aforesaid share transfer:

(a) the following share certificate be cancelled:

Name of Shareholder(s)	Share Certificate No.
New Dragon Pacific Holding Limited	2

(b) the following new share certificate be issued, signed and sealed in accordance with the Company's Articles of Association:

Name of Shareholder	Share Cert. No.	Distinctive No.	No. of Shares
Lu Heng Jing	3	-1-	1

Date: April 13, 2006

Lu Heng Jing
(Director)

Wang Ling
(Director)

Wang Li Xia
(Director)

INSTRUMENT OF TRANSFER

New Dragon Asia Food Limited

I/We New Dragon Pacific Holding Limited
of Scotia Centre, 4th Floor, P.O. Box 2804, George Town, Grand Cayman, Cayman Islands

in consideration of the Sum of USD 1.00
paid to me/us by Lu Heng Jing
of 10, Huan Cheng Bei Road, Cheng Guan Town, Long Kou City, Shan Dong Province, PRC

(hereinafter called "the said Transferee") do hereby transfer to the said Transferee the One Share numbered 1 standing in my/our name in the Register of New Dragon Asia Food Limited to hold unto the said transferee his Executors, Administrators or Assigns, subject to the several conditions upon which I/we hold the same at the time of execution hereof. And I/we the said Transferee do hereby agree to take the said shares subject to the same conditions.

Witness to our hands the

Witness to the signature(s) of the Transferor   April 13, 2006

Name ____________________

Address ____________________

____

____

For New Dragon Pacific Holding Limited
(Transferor)

Witness to the signature(s) of the Transferee

Name ____________________

Address ____________________

____

____

Lu Heng Jing
(Transferee)